UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SOLENO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOLENO THERAPEUTICS, INC.

203 Redwood Shores Parkway, Suite 500

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 1, 2022

Dear Stockholder:

We cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Soleno Therapeutics, Inc. (“Soleno” or the “Company”). The meeting will be held on Wednesday, June 1, 2022, at 8:00 a.m. Pacific Time, virtually by visiting https://us06web.zoom.us/j/82663348033?pwd=Y0J0R3Qzd2FBMHVPK0FST09aRU4xZz09, where you will be able to listen to the meeting live, submit questions and vote online. The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class III directors to serve until the 2025 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on an advisory basis, executive compensation;

4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

5.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to effect, at the discretion of the Board of Directors (the “Board” or “Board of Directors”), a reverse stock split of all of the outstanding shares of Soleno’s common stock at a ratio of one-for-fifteen (1:15) to be determined by our Board to be effected at the sole discretion of our Board at any time within six months following the Annual Meeting; and authorize any other action deemed by our Board to be necessary in connection therewith, all without further approval or authorization of our stockholders (the “Reverse Split”); and

6.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 12, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 12, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, more environmentally friendly, and saves us significant postage and processing costs. This Notice of Annual Meeting of Stockholders and the accompanying proxy statement are being distributed to stockholders on or about April 21, 2022.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 21, 2022

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Soleno’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How many votes does Soleno need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares at the virtual Annual Meeting?	4
How can I vote my shares in advance, without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who is the proxy and what do they do?	5
How are proxies solicited for the Annual Meeting?	6
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?	6
What should I do if I receive more than one set of the proxy materials?	6
Is my vote confidential?	6
What is the deadline to propose actions for consideration at the 2022 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	8
Nominee Directors	8
Continuing Directors	8
Director Independence	10
Board of Directors	10
Board Leadership Structure	10
Board Committees	10
Audit Committee	10
Compensation Committee	11
Nominating and Corporate Governance Committee	11
Stockholder Recommendations for Nominations to the Board of Directors	11
Communications with the Board of Directors	12
Role in Risk Oversight	12
Code of Business Conduct and Ethics	13
Compensation Committee Interlocks and Insider Participation	13
Non-Employee Director Compensation	13
PROPOSAL NO. 1 ELECTION OF DIRECTORS	15
Nominees	15
Vote Required	15

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ii

SOLENO THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 1, 2022

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for the 2022 Annual Meeting of Stockholders of Soleno Therapeutics, Inc. (“Soleno” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Wednesday, June 1, 2022, at 8:00 a.m. Pacific Time by visiting
https://us06web.zoom.us/j/82663348033?pwd=Y0J0R3Qzd2FBMHVPK0FST09aRU4xZz09, where you will be able to listen to the meeting live, submit questions and vote online.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: Why am I receiving these materials?

A: Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at our virtual Annual Meeting, which will take place on June 1, 2022. Stockholders are invited to attend the virtual Annual Meeting and are requested to vote on the proposals described in this proxy statement.

All stockholders will have the ability to access the proxy materials via the Internet, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2022. The proxy statement includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or mail.

Q: What proposals will be voted on at the Annual Meeting?

A: There are five proposals scheduled to be voted on at the Annual Meeting:

•	To elect the Class III nominees for directors as set forth in this proxy statement;

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	To approve, on an advisory basis, executive compensation;

•	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

•

To approve an amendment to Soleno’s Charter to effect, at the discretion of the Board of Directors, a reverse stock split of our common stock at a ratio of one-for-fifteen (1:15) as determined by our Board, to be effected in the sole discretion of our Board at any time within six months following the Annual Meeting (the “Reverse Split”); and authorize any other action deemed by our Board to be necessary in connection with the Reverse Split, all without further approval or authorization of our stockholders.

Q: What is Soleno’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class III nominees to our Board of Directors, “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm, “FOR” approval, on an advisory basis, of executive compensation, “EVERY THREE YEARS”, on an advisory basis, for the frequency of future advisory votes on executive compensation , and “FOR” the approval of the Reverse Split.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the five proposals described in this proxy statement, Soleno does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy pursuant to the enclosed proxy card, the person named as proxy holder, James Mackaness and Ernest Mario, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Soleno’s Class III nominees are not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set the close of business on April 12, 2022 as the record date for the Annual Meeting. All stockholders who own Soleno Common Stock at the close of business on April 12, 2022 may attend and vote at the Annual Meeting. For each share of Common Stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of the close of business on April 12, 2022, there were 120,088,816 shares of our Common Stock outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Soleno hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Soleno’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and these proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Soleno or to vote virtually at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Soleno need to hold the Annual Meeting?

A: The holders of a majority of Soleno’s issued and outstanding shares, and entitled to vote, as of the record date must be present virtually or represented at the Annual Meeting by proxy in order for Soleno to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are also counted as present at the meeting if you:

•	attend the meeting virtually and vote; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A:

Proposal One — Directors are elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” on each of the Class III nominees for election as director. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting for the Class III nominees will, therefore, be elected.

Proposal Two — The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Marcum LLP as our Company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be entitled to vote on the subject matter and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Three — The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the subject matter is required to approve, on a non-binding advisory basis, the compensation of our named executive officers. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be entitled to vote on the subject matter and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Four — We will treat a plurality of the shares present virtually or represented by proxy and entitled to vote as being required to approve, on a non-binding basis, the frequency of the advisory votes on executive compensation of our named executive officers. This means that you can cast your vote on your preferred voting frequency by choosing the option of every one year, two years or three years, or may abstain from voting. The frequency that receives the highest number of votes casts by our stockholders at the Annual Meeting will be considered the non-binding, advisory vote of our stockholders Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal Five — The affirmative vote of a majority of the shares present and entitled to vote is required to approve an amendment to amend the Charter of the Company to effect the Reverse Split of all of the outstanding shares of Soleno’s common stock at a ratio of one-for-fifteen (1:15) as determined by our Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Four. Abstentions and broker non-votes have the same effect as a vote against the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or virtually at the Annual Meeting will be tabulated and certified by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting, which will have the same effect as a vote against Proposal Five. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), approval of the advisory vote on executive compensation (Proposal Three), approval of the frequency of the advisory votes on executive compensation (Proposal Four), and approval to effect the Reverse Split (Proposal Five) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm (Proposal Two).

Q: How can I vote my shares at the virtual Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted at the virtual Annual Meeting. If you choose to vote at the annual meeting, please bring your proxy card to the Annual Meeting. Even if you plan to attend the Annual Meeting, Soleno recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote at the virtual Annual Meeting.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the proxy materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on May 31, 2022, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your proxy card in hand when you visit the website).

Telephone — You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on May 31, 2022, at 888-776-9962 or 718-921-8562 (have your proxy card in hand when you call).

Mail — You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on May 31, 2022.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A: Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matter: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors which is a “non-routine” matter, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting virtually (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting virtually. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May  31, 2022.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who is the proxy and what does he do?

A: Our Board of Directors designated the person named as proxy on the proxy card, James Mackaness and Ernest Mario. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxy, with full power of substitution and re-substitution, will cast their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxy will vote as recommended by our Board of Directors in favor of the nominated directors and in favor of ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

A: Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by the Company. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may our Investor Relations department (i) by mail at 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@soleno.life.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of proxy materials?

A: If you receive more than one set of proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Soleno or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Soleno’s management.

Q: What is the deadline to propose actions for consideration at the 2023 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next Annual Meeting in 2023 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Soleno’s proxy statement for the 2023 Annual Meeting, the written proposal must be received by Soleno’s Corporate Secretary at our principal executive offices no later than December 22, 2022. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2023 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Soleno for the 2023 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2022 proxy materials. For the 2023 Annual Meeting, assuming a mailing date of April 21, 2022 for this proxy statement, the notice must be received no earlier than February 5, 2023 and no later than March 7, 2023.

However, if the date of the 2023 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2022 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2023 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2023 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our Company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our Common Stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2023 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The nominating and corporate governance committee of our Board of Directors will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Soleno, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Soleno Therapeutics, Inc., at 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065, Attention: Corporate Secretary. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2023 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which currently consists of six members. Five of our current six directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market (“NASDAQ”). Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of April 1, 2022, and certain other information for each of the directors:

						Expiration
					Current	of Term
				Director	Term	for Which
Name	Class	Age	Position	Since	Expires	Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Anish Bhatnagar	III	54	President, Chief Executive Officer, Chief Operating Officer and Director	02/06/2014	2022	2025
William G. Harris (1)(2)	III	64	Director	06/02/2014	2022	2025

2. Continuing Directors
Gwen Melincoff (2)(3)	I	70	Director	04/26/2019	2024	—
Andrew Sinclair (1)(3)	I	50	Director	12/19/2018	2024	—
Ernest Mario (2)	II	83	Chairman	08/03/2007	2023	—
Birgitte Volck (1)(3)	II	59	Director	06/10/2019	2023	—

(1)	Member of our audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Nominee Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined the Company in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceutical, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our Company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. From 2001 to 2016, he was Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. Arbor Pharmaceuticals, LLC, a specialty pharmaceutical company, acquired Xenoport in 2016. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer. Corixa Corp., a developer of immunotherapeutic products, acquired Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries.

Continuing Directors

Gwen Melincoff. Ms. Melincoff joined our Board of Directors in April 2019. Ms. Melincoff has over 25 years of leadership experience in the biotechnology and pharmaceutical industries. Her experience has spanned public and private company boards, venture financing, business development, licensing, mergers and acquisitions, research operations, marketing, product management and project management. She currently sits on the board of directors of Protalix Biotherapeutics, Inc., Collegium Pharmaceuticals, Inc.

and Gain Therapeutics, Inc. Ms. Melincoff was a Venture Advisor at Agent Capital until January 2021. She is also an advisor to Verge Genomics and was a board member at Tobira Therapeutics from 2014-2016 when Allergan acquired it for $1.7 billion. She served as Vice President of Business Development at BTG International Inc. a UK- specialist healthcare company from 2014-2016. From 2004 to the 2013, Ms. Melincoff was Senior Vice President of Business Development at Shire Pharmaceuticals. Additionally, she led Shire’s Strategic Investment Group (SIG). She served as a board member/board observer at DBV Technologies, AM Pharma, ArmaGen Technologies, Photocure ASA, Promethera Biosciences, Naurex Inc. (acquired by Allergan) and Enterome. She was responsible for the collaboration with New River Pharmaceuticals that led to the $2.6 billion acquisition of the company. Ms. Melincoff was named a “Top Women in Biotech 2013” by Fierce Biotech as well as being named to the Powerlist 100 of Corporate Venture Capital in 2012 and 2013. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation. Ms. Melincoff worked for Eastman Kodak for over ten years in a number of their health care companies. Ms. Melincoff has a B.S in Biology, a Master’s of Science in Management, and has attained the designation of the Certified Licensing Professional (CLP™).

We believe Ms. Melincoff is able to make valuable contributions to our Board of Directors due to her extensive experience in business development and general management in our industry and her valuable experience in corporate governance and on other public boards.

Andrew Sinclair, PhD. Dr. Sinclair has been a member of our Board of Directors since December 2018. Since 2008, Dr. Sinclair has held various positions at Abingworth LLP, a life sciences investment group, where he is currently a Partner and Portfolio Manager. Dr. Sinclair currently sits on the boards of Sierra Oncology Inc. and Verona Pharma plc, Adicet Bio, Inc., and Locki Therapeutics, Inc. Dr. Sinclair is a member of the Institute of Chartered Accountants in England and Wales. Dr. Sinclair received a BSc in Microbiology from King’s College London and his Ph.D. in Chemistry and Genetic Engineering at the BBSRC Institute of Plant Science, Norwich.

We believe Dr. Sinclair is able to make valuable contributions to our Board of Directors due to his education and significant experience in the biotechnology and pharmaceutical industries.

Ernest Mario, Ph. D. Dr. Mario joined our Board of Directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GlaxoSmithKline for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Amplitude Healthcare Acquisition Corporation, Boston Scientific Corporation, Celgene Inc., Chimerix, Inc., Eyenovia Inc., Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. and XenoPort Inc. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007, he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our Company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

Birgitte Volck, M.D., Ph.D. Dr. Volck joined our Board of Directors in June 2019. Since December 2018, Dr. Volck has served as the President R&D at AVROBIO Inc., a clinical stage gene therapy company. From 2016 to 2018, she served as head of Research and Development, Rare Diseases, for GlaxoSmithKline. From 2012 to 2016, Dr. Volck served as the Chief Medical Officer and Senior Vice President of Development at Swedish Orphan Biovitrum AB. Prior to this, from 2007 to 2012, she held various positions at Amgen Inc., including Executive Development Director, Bone, Neuroscience & Inflammation. From 2004 to 2007, Dr. Volck served as Nordic Medical Director and Project Director at Genzyme A/S, and from 2001 to 2004, she served as Head of Clinical Development and Medical Affairs at Pharmexa. Dr. Volck currently serves as a director for Ascendis Pharma A/S. She also served as a director for Wilson Therapeutics AB from May 2017 to May 2018 until it was acquired by Alexion Pharmaceuticals for $850 million. Dr. Volck received her M.D. and Ph.D. degrees from Copenhagen University, Denmark.

We believe Dr. Volck is able to make valuable contributions to our Board of Directors due to her extensive experience in business development in our industry and her valuable experience in corporate governance and on other boards.

Director Independence

Under the listing requirements and rules of NASDAQ, independent directors must comprise a majority of a listed company’s Board of Directors.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Harris, Ms. Melincoff, and Drs. Mario, Sinclair and Volck have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company, any other transactional relationships a non-employee director may have with our Company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his, her and our respective affiliates.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is six. The Class III nominee directors, if elected, will continue to serve as directors until the annual meeting of stockholders in 2025 and until his or her respective successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held twelve meetings during 2021. No members of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Although we do not have a formal policy, members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders and all members attended the annual meeting in 2021.

Board Leadership Structure

Our Board of Directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of our Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Audit Committee

Our audit committee consists of Andrew Sinclair, Birgitte Volck and William G. Harris, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of his or her employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Mr. Harris is an audit committee financial expert, as defined by the rules promulgated by the SEC.

The audit committee held four meetings in 2021. The charter of the audit committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Compensation Committee

Our compensation committee currently consists of William G. Harris, Ernest Mario and Gwen Melincoff, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”). The chairperson of our compensation committee is Dr. Mario.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The compensation committee held two meetings in 2021. The charter of the compensation committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Andrew Sinclair, Gwen Melincoff, and Birgitte Volck, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Sinclair.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The nominating and corporate governance committee held two meetings in 2021. The charter of the nominating and corporate governance committee is available on our website at www.soleno.life. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills, professional background, gender, race, ethnicity, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our Common Stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our Company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our Board of Directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our

Corporate Secretary at Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065. To be timely for our 2023 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not later than 45 days nor earlier than 75 days before the one-year anniversary of the date we first mailed its proxy materials to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Board Diversity

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new NASDAQ listing rules require all NASDAQ listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most NASDAQ listed companies to have, or explain why they do not have, at least two diverse directors, including two who self-identify as female and one who self-identifies as either an under-represented minority or LGBTQ+. In this regard, one member of the Board of Directors is female and one self-identifies as an under-represented minority. Accordingly, the Company would be in compliance with NASDAQ’s diversity requirement. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the NASDAQ rules.

Board Diversity Matrix (As of April 21, 2022)
Total Number of Directors	6
				Did Not
				Disclose
	Female	Male	Non-Binary	Gender
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic
Background

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for Company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receives direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions to our Board of Directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.soleno.life. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

Ernest Mario served as Chief Executive Officer of the Company until 2014. None of the other members of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of a board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings.

Except as noted below, the following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2021.

	Cash	Option	Stock
Name	Compensation	Awards (1)	Awards (2)	Total
Ernest Mario (3)	$—	$96,360	$80,000	$176,390
William G. Harris (4)	$18,960	$96,390	$41,040	$156,390
Andrew Sinclair (5)	$—	$96,390	$—	$96,390
Gwen Melincoff (6)	$48,500	$96,390	$—	$144,890
Birgitte Volck (7)	$—	$96,390	$51,000	$147,390

(1)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2021 and 2020, as filed in our Annual Report on Form 10-K on March 31, 2022. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.

(2)

The amounts in this column reflect the aggregate grant date fair value of the common shares issued to board members in lieu of cash payments for quarterly board fees. Payment in shares of the Company’s common stock is made after the close of the quarter in which the compensation is earned. The grant date fair value for common shares is determined using the closing price of our common stock on the issuance date.

(3)

Dr. Mario joined our Board in August 2007. During 2021, Dr. Mario was granted an option to purchase 31,862 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Mario was also issued 40,000 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned. Additionally, Dr. Mario received 121,733 restricted stock units (“RSUs”) in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(4)

Mr. Harris joined our Board in June 2014. During 2021, Mr. Harris was granted an option to purchase 31,862 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Mr. Harris was also issued 40,000 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned. Additionally, Mr. Harris received 91,302 RSUs in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(5)

Dr. Sinclair joined our Board in December 2018. During 2021, Dr. Sinclair was granted an option to purchase 31,862 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Sinclair was also issued 40,000 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(6)

Ms. Melincoff joined our Board in April 2019. During 2021, Ms. Melincoff was granted an option to purchase 31,862 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Ms. Melincoff was also issued 40,000 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

(7)

Dr. Volck joined our Board in June 2019. During 2021, Dr. Volck was granted an option to purchase 31,862 shares of our common stock, of which 100% of the shares vest on the earlier of the 12 month anniversary of the date of grant or the day before the next annual meeting of stockholders, subject to continued service through each such date. Dr. Volck was also issued 40,000 shares of common stock in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned. Additionally, Dr. Volck received 77,603 RSUs in lieu of cash payments for quarterly board fees, paid quarterly in the quarter following when the compensation is earned.

Our Board of Directors has adopted a non-employee director compensation policy pursuant to which we will compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $40,000 for such service, to be paid quarterly. Each non-employee director will receive an annual stock option grant to purchase that number of shares representing, as of the date of grant, $32,500 of value, which shall be granted effective as of the date of each annual stockholder meeting, and shall vest as to 100% of the shares on the earlier of the 12 month anniversary of the date of grant or the day before the next annual stockholder meeting. New Members elected to the Board of Directors shall receive a stock option grant to purchase 80,000 shares of Common Stock, which shall vest monthly over four years. The policy also provides that we compensate certain members of our Board of Directors for service on our committees as follows:

•	The chair or executive chair of our Board of Directors will receive an annual cash retainer of $30,000 for such service, paid quarterly;

•

The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service and each other member of the audit committee will receive an annual cash retainer of $7,500 for such service, paid quarterly;

•

The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $5,000 for such service, paid quarterly; and

•

The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $7,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $3,500, paid quarterly.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class III directors will be elected for a three-year term.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Anish Bhatnagar and William G. Harris as nominees for election as Class III directors. If elected, each of Anish Bhatnagar and William G. Harris will serve as Class III directors until the 2025 Annual Meeting of stockholders; or until their respective successors are duly elected and qualified. Each of the nominees is currently a member of our Board of Directors. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Anish Bhatnagar and William G. Harris. We expect that Anish Bhatnagar and William G. Harris will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Withhold” votes and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS

PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2021.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in our Company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$215,320	$250,450
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$75,819	$49,131

	$291,139	$299,581

(1)

“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.
(4)

“All Other Fees” in 2021 consist of fees and expenses billed for professional services rendered by Marcum in connection with the filing of our prospectus pursuant to a registration statement on Form S-3 with the SEC using a “shelf” registration process, the filing of our prospectus supplement with respect to the Controlled Equity Offering Sales Agreement and our Form S-8 registration statements related to the registration of shares authorized for issuance pursuant to the Company’s 2020 Inducement Equity Incentive Plan (the “2021 Plan”) and the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), and in 2020 consist of fees and expenses billed for professional services rendered by Marcum in connection with our registered public offering in June 2020 and our Form S-8 registration statements related to the registration of shares authorized for issuance pursuant to the 2014 Plan.

Auditor Independence

In 2021, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our Common Stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2022.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) allows our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The “say-on-pay” vote is advisory, and as such is not binding on the Company, but it does provide the compensation committee with valuable information about stockholder opinion of our executive compensation policies and programs for consideration when determining executive compensation in the future. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that our executive compensation programs have been effective in achieving long-term alignment of management and stockholder interests, consistent with the Company’s philosophy on pay and performance.

We ask that you vote “FOR” the follow resolution:

RESOLVED: That the stockholders of Soleno Therapeutics, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement furnished for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Vote Required

The affirmative vote of the holders of a majority of the shares of stock present virtually or represented by proxy and entitled to vote thereon will be required to approve, on an advisory basis, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also allows our stockholders to approve, on an advisory basis, the frequency with which we should solicit a stockholder advisory vote on the compensation of our named executive officers, such as Proposal No. 3 above. Because your vote on this Proposal No. 4 is advisory, it is not binding on the Company, but it does provide the compensation committee with valuable information about stockholder opinion.

The Board believes that a stockholder advisory vote on the compensation of our named executive officer should take place every three years, although the Board and compensation committee evaluate executive compensation policies on an annual basis.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal No. 4.

You may cast your vote on our preferred voting frequency by choosing the option of one year, two years, or three years, or abstain from voting.

Vote Required

We will treat the affirmative vote of the holders of a plurality of the shares of stock present virtually or represented by proxy and entitled to vote at the Annual Meeting as approving, on an advisory basis, of the frequency of an advisory vote on executive compensation. This means that the option of one year, two years or three years that receives the highest number of votes casts by our stockholders at the Annual Meeting will be considered the non-binding, advisory vote of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE

COMPENSATION OF “EVERY THREE YEARS”.

PROPOSAL NO. 5

AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT THE REVERSE SPLIT

Overview

The Board of Directors has unanimously adopted resolutions approving and recommending to the stockholders for their approval a proposed amendment to the Charter that would, at the discretion of the Board of Directors, effect the Reverse Split of all of the outstanding shares of Soleno’s common stock at a ratio of one-for-fifteen (1:15) to be determined by our Board to be effected at the sole discretion of our Board at any time within six months following the Annual Meeting; and authorize any other action deemed by our Board to be necessary in connection with the Reverse Split, all without further approval or authorization of our stockholders.

Upon receiving stockholder approval of the Reverse Split, the Board of Directors will have the sole discretion to elect, as it determines to be in the best interests of Soleno and its stockholders, whether to effect the Reverse Split. Notwithstanding authorization of the proposed amendment by our stockholders, the Board of Directors may abandon the proposed amendment without further action by our stockholders. The Reverse Split will become effective upon the filing of the Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware. The text of the proposed form of Certificate of Amendment to the Charter to effect the Reverse Split is attached to this proxy statement as Appendix A. The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. Please see the table below under the heading “Principal Effects of the Reverse Split” for an illustration of the effects of this proposed amendment to the Charter.

Purposes of the Reverse Split

On April 19, 2022, the Board of Directors approved the proposal authorizing the Reverse Split for the following reasons:

•	Effecting the Reverse Split could be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on NASDAQ.

•	Continued listing on NASDAQ provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of NASDAQ.

•	A higher stock price, which may be achieved through the Reverse Split, could help generate investor interest in the Company and help attract, retain, and motivate employees.

If the Reverse Split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase will enable the Company to maintain its NASDAQ listing and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

Nasdaq Listing.

The common stock is currently listed on NASDAQ under the symbol “SLNO.” One of the requirements for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00. On April 12, 2022, the closing market price per share of our common stock was $0.21, as reported by NASDAQ.

On September 16, 2021 Soleno received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of Soleno’s common stock for the last 30 consecutive business days, Soleno did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2). The letter also indicated that Soleno would be provided with a compliance period of 180 calendar days, or until March 15, 2022, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of Soleno’s common stock is at least $1.00 for a minimum of ten consecutive business days, NASDAQ would provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement (the “Minimum Bid Price Requirement”). If Soleno did not regain compliance by March 15, 2022, an additional 180 days could be granted to regain compliance if Soleno (i) met the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ (except for the bid price requirement) and (ii) provided written notice of its intention to cure the deficiency during the second 180-day compliance period.

On March 16, 2022, Soleno received a letter from NASDAQ notifying the Company that the Company has been granted an additional 180-day period, or until September 12, 2022, to regain compliance with the Minimum Bid Price Requirement. The new compliance period is an extension of the initial compliance period provided for in NASDAQ’s deficiency notice to the Company, dated September 16, 2021. NASDAQ’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market, with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Board of Directors has considered the potential harm to Soleno of a delisting from NASDAQ and believes that delisting could, among other things, adversely affect (i) the trading price of the common stock, (ii) the liquidity and marketability of shares of the common stock, (iii) our ability to raise additional necessary capital through equity or debt financing, (iv) Soleno’s relationships with vendors and customers who may perceive Soleno’s business less favorably, and (v) the ability of holders of the common stock to purchase or sell shares of common stock as quickly and as inexpensively as they have done historically. In addition, Soleno would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, Soleno would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, Soleno would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to Soleno’s employees more difficult.

Potential Increased Investor Interest.

The Board of Directors believes that the Reverse Split will provide a number of benefits to Soleno and its existing stockholders, which may lead to an increase in investor interest, including:

1.

Reduced Short-Term Risk of Illiquidity. The Board of Directors understands that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the common stock that may result from the delisting of the common stock from NASDAQ.

2.

Decreasing Transaction Costs. Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

3.

Stock Price Requirements. The Board of Directors understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Other Potential Benefits.

The Board of Directors believes that a higher stock price would help Soleno attract and retain employees and other service providers. It is the view of the Board of Directors that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the Reverse Split successfully increases the per share price of the common stock, the Board of Directors believes this increase will enhance Soleno’s ability to attract and retain employees and service providers.

Risks Associated with the Reverse Split

The Reverse Split could result in a significant devaluation of Soleno’s market capitalization and trading price of the common stock.

The Board of Directors expects that the Reverse Split of the outstanding common stock will increase the market price of the common stock. However, Soleno cannot be certain whether the Reverse Split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of the common stock after the Reverse Split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Split;

•	the Reverse Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;

•	the Reverse Split will result in a per share price that will increase Soleno’s ability to attract and retain employees and other service providers;

•

the market price per share post Revise Split will remain in excess of the $1.00 minimum closing bid price as required by the NASDAQ Marketplace Rules or that Soleno would otherwise meet the requirements of NASDAQ for continued inclusion for trading on The NASDAQ Capital Market; and

•

the Reverse Split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on Soleno’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of Soleno’s overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split and this could have an adverse effect on the market price of the common stock. If the market price of the common stock declines subsequent to the effectiveness of the Reverse Split, this will detrimentally impact Soleno’s market capitalization and the market value of Soleno’s public float.

The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Depending on the Reverse Split ratio, certain stockholders may no longer have any equity interest in Soleno.

Based on the Reverse Split of all of the outstanding shares of Soleno’s common stock at a ratio of one-for-fifteen (1:15), certain stockholders might be fully cashed out in the Reverse Split and thus, after the Reverse Split takes effect, such stockholders would no longer have any equity interest in Soleno and therefore would not participate in our future earnings or growth, if any.

The Reverse Split may not help generate additional investor interest.

There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Effective Date

Assuming the Board of Directors exercises its discretion to effect the Reverse Split, the Reverse Split will become effective as of the date and time (the “Effective Date”) that the certificate of amendment to the Charter to effect the Reverse Split is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”), without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares. The Board of Directors, in its discretion, may delay or decide against effecting the Reverse Split and the filing of the certificate of amendment to the Charter to effect the Reverse Split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the Reverse Split described in this proposal, the Board of Directors would cause Soleno to effect the foregoing as soon as practicable after obtaining such stockholder approval.

Principal Effects of the Reverse Split

After the Effective Date, each stockholder will own a reduced number of shares of the common stock. However, Soleno expects that the market price of the common stock immediately after the Reverse Split will increase substantially above the market price of the common stock immediately prior to the Reverse Split. The proposed Reverse Split will be effected simultaneously for all of the common stock, and the ratio for the Reverse Split will be the same for all of the common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in Soleno (except to the extent that the Reverse Split would result in any of the stockholders owning a fractional interest as described below). Likewise, the Reverse Split will affect all holders of outstanding equity awards under the 2020 Plan and the 2014 Plan substantially the same (except to the extent that the Reverse Split would result in a fractional interest as described below). Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning a fractional interest as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning only a fractional interest as described below).

The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split.

The effects of the proposed amendment to the Charter are illustrated in the below table as of December 31, 2021, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2021, filed with the SEC on March 31, 2022:

	Pre-Reverse Split	Post-Reverse Split one-to- fifteen (1:15)
Authorized Shares	250,000,000	16,666,666
Shares Issued and Outstanding	79,864,310	5,324,287
Shares Issuable under Outstanding Warrants	632,187	42,145
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the 2020 Plan	75,000	5,000
Reserved for Issuance Under the 2020 Plan (but not Subject to Exercise/Release of Outstanding Equity Awards)	1,425,000	95,000
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the 2014 Plan	6,486,299	432,419

Reserved for Issuance Under the 2014 Plan (but not Subject to	1,266,105	81,740

As illustrated in the above table, the proposed reduction in the total number of shares of the common stock for the Reverse Split is designed to maintain approximately the same proportion of the total number of authorized shares that are not issued or outstanding, or reserved for issuance under the 2020 Plan and the 2014 Plan, following the Reverse Split.

If the proposed Reverse Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

The common stock is currently registered under Section 12(b) of the Exchange Act, and Soleno is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the common stock under the Exchange Act.

The proposed amendment to the Charter will not change the terms of the common stock. After the Reverse Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The common stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. Following the Reverse Split, Soleno will continue to be subject to the periodic reporting requirements of the Exchange Act.

Treatment of Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the trading day immediately preceding the effective time of the Reverse Split (as adjusted to give effect to the Reverse Split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Reverse Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time (as defined below) may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Split on Equity Awards

On the Effective Date, the proposed Reverse Split will reduce the number of shares of common stock available for issuance under the 2020 Plan and the 2014 Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the 2020 Plan or the 2014 Plan and the number of shares of common stock which have been authorized for issuance under the 2020 Plan or the 2014 Plan but as to which no equity awards have yet been granted or which have been returned to the 2020 Plan or the 2014 Plan upon cancellation or expiration of such equity awards will be converted on the Effective Date into one-fifteenth of the number of such shares immediately preceding the Reverse Split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding equity awards will be adjusted to fifteen times the exercise price specified before the Reverse Split, rounded up to the nearest cent. This will result in approximately the same aggregate price being required to be paid as immediately preceding the Reverse Split. No fractional shares with respect to the shares subject to the outstanding equity awards under the 2020 Plan and the 2014 Plan will be issued following the Reverse Split. Therefore, if the number of shares subject to any outstanding equity award under the 2020 Plan or the 2014 Plan immediately before the Reverse Split is not evenly divisible (in other words, it would result in a fractional interest following the Reverse Split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded down to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under the 2020 Plan and the 2014 Plan to the number of authorized shares of common stock following the Reverse Split.

Effect of the Reverse Split on Outstanding Warrants

As of April 12, 2022, we had issued and outstanding warrants to purchase up to 80,632,187 shares of common stock. The terms of our outstanding warrants all provide for appropriate adjustments in the event of a stock split. Accordingly, if the Reverse Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Split, as of the Effective Date the number of shares issuable and the exercise price, as applicable, relating to warrants, will be proportionately adjusted.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected. Soleno’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from Soleno’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the Reverse Split (or an affidavit of lost stock certificate containing an indemnification of Soleno for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and, if applicable, your stock certificate(s), you will be issued a new certificate (including legends, if appropriate) representing the appropriate number of shares of common stock or a notice of uncertificated shares for any shares held in book-entry form, as determined by Soleno. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements, new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Book-Entry Holders.”

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

In connection with the Reverse Split, the common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the post-split common stock.

Effect on Beneficial Owners

Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by Soleno for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Book-Entry Holders

Soleno’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•

If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after Soleno’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequence

The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the Effective Date, the par value per share on Soleno’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. Soleno does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed amendment to the Charter to effect the Reverse Split.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. Further, this discussion does not address any state, local or non-U.S. tax consequences of the Reverse Split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Split. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers and tax-exempt entities. This summary also assumes that the pre-Reverse Split shares were, and the post- Reverse Split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre Reverse Split shares for post Reverse Split shares. The aggregate tax basis of the post Reverse Split shares will be the same as the aggregate tax basis of the pre Reverse Split shares exchanged in the Reverse Split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-Reverse Split shares will include the period during which the stockholder held the pre Reverse Split shares exchanged in the Reverse Split.

In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre Reverse Split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date. U.S. holders may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9 or applicable IRS Form W-8) may also be subject to backup withholding, at their applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

Vote Required to Approve Amendment of our Charter

Approval of the amendments to our Charter and to authorize our Board of Directors, if in their judgment it is necessary, to effect the Reverse Split requires an affirmative vote of a majority of the shares present and entitled to vote is required to approve an amendment to amend the Charter of the Company. Abstentions and instructions withholding authority to vote for this proposal will count as a vote against the proposal. The amendment to our Charter and the Reverse Split is a “non-routine” matter. Therefore, if you do not instruct your broker how to vote with respect to the withdrawal, your broker may not vote with respect to this proposal and those votes will be deemed broker non-votes. Broker non-votes will count as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE

AMENDMENTS TO OUR CHARTER TO EFFECT THE REVERSE SPLIT OF OUR COMMON STOCK.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Soleno Therapeutics, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm. The audit committee has discussed with Marcum the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)

Andrew Sinclair

Birgitte Volck

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2022. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	54	President, Chief Executive Officer, Chief Operating Officer and Director
James Mackaness	58	Chief Financial Officer
Patricia Hirano	56	Vice President of Regulatory Affairs
Kristen Yen	53	Vice President of Clinical Operations

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined the Company in 2006 and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions as Chief Executive Officer of our Company as a result of his extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

James Mackaness. Mr. Mackaness joined the Company full time in November, 2020. From November 2019 until November 2020, Mr. Mackaness had been providing services on a consulting basis as a partner at FLG Partners, a leading Silicon Valley chief financial officer services and board advisory consultancy. Mr. Mackaness became a partner at FLG Partners in September 2019. Mr. Mackaness has over 20 years of experience as a chief financial officer. His experience spans pharmaceutical and medical device companies as well as high tech companies, both in the public and private sectors. Mr. Mackaness served as Chief Financial Officer for Invuity, Inc., from August 2015 through its sale to Stryker Corporation in October 2018 and left at the end of January 2019 after assisting with the successful integration. Prior to that, Mr. Mackaness was the Chief Financial Officer and Chief Operating Officer of IRIDEX Corporation until August 2015. And before that, he served as Chief Financial Officer of NextHop Technologies, Inc., a networking wireless technology company and Infogear Technologies Corporation an internet appliance technology company which was sold to Cisco Systems, Inc. Mr. Mackaness began his career at Ernst & Young LLP, with his last position being audit manager. He earned a B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant.

We believe Mr. Mackaness is able to make valuable contributions as Chief Financial Officer of our Company as a result of his extensive knowledge of companies operating in the public markets.

Patricia Hirano. Ms. Hirano has over 20 years of regulatory affairs in the biopharmaceutical industry. She joined the Company as Vice President, Regulatory Affairs in January, 2019. From April, 2017 through December, 2018, Ms. Hirano served as Head of Regulatory Affairs and Quality at the Company in a consulting capacity. Prior to this, she was an independent regulatory consultant since April, 2010, providing regulatory affairs, project management, and clinical operations expertise to biopharmaceutical and biosimilar companies. Her experience encompasses the development of pharmaceuticals, biologics, and drug-device combination products for the treatment of oncology, cardiovascular, neurology, pulmonary/allergy, and endocrine/metabolic diseases. Prior to 2010, she held various positions of increasing responsibility at the Company, Titan Pharmaceuticals, Inc., PRTM (now PWC), CV Therapeutics, Inc. (acquired by Gilead), and Matrix Pharmaceutical, Inc. (acquired by Chiron Corp). She has also been the coordinator of the Bay Area Compliance Discussion Group since 1998. She has been a Director at The Big C Society since April 2014. She earned a Bachelor’s degree in physical education from the University of California, Berkeley, and Master of Public Health degree from San Jose State University.

We believe Ms. Hirano is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

Kristen Yen, Ms. Yen has over 15 years of clinical research experience in the pharmaceutical and medical device industries. She joined the Company 2006, and currently serves as the head of Clinical Operations. Prior to joining the Company, she managed multiple U.S. and global clinical studies in oncology and held various positions of increasing responsibility at Titan Pharmaceuticals. She began her career in the industry as a clinical employee at PRA International. She has served as a team member and managed clinical studies in neonatology, neurology, pulmonary/allergy, cardiovascular disease, endocrine/metabolic disease, and oncology. She earned a Bachelor of Science degree in mathematics from the University of California, Davis, and a Master of Science degree in cell, molecular and neurosciences from the University of Hawaii, Manoa.

We believe Ms. Yen is able to make valuable contributions as an executive officer of our company as a result of her prior technical experience in our industry and related industries.

EXECUTIVE COMPENSATION

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2021 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President, Chief Operating Officer and director;

•	James Mackaness, our Chief Financial Officer;

•	Patricia Hirano, our Vice President Regulatory Affairs; and

•	Kristen Yen, our Vice President Clinical Operations.

Throughout this section, we refer to these four officers as our named executive officers.

2021 Summary Compensation Table

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the years ended December 31, 2021 and 2020.

									Non-equity	Nonqualified
									Incentive	Deferred
	Year Ended				Stock		Option		Plan	Compensation	All Other
Name and Position	December 31,	Salary		Bonus (1)	Awards (2)		Awards (3)		Compensation	Earnings	Compensation	Total
Anish Bhatnagar	2021	$538,000		$80,700	—		$3,756,742	(9)	—	—	—	$4,375,443
Chief Executive Officer President, Chief Operating Officer and director	2020	$504,000		$252,000	$1,466,850	(4)	$684,250	(5)	—	—	—	$2,907,100

Patricia Hirano	2021	$315,000		$28,350	—		$577,476	(9)	—	—	—	$921,173
Vice President, Regulatory Affairs	2020	$300,000		$75,000	$448,525	(4)	$68,425	(5)	—	—	—	$891,950

Kristen Yen	2021	$291,000		$26,190	—		$504,476	(9)	—	—	—	$821,667
Vice President, Clinical Operations	2020	$265,000		$66,250	$213,675	(4)	$19,550	(5)	—	—	—	$564,475

James Mackaness	2021	$350,000		$42,000	$—		$—		—	—	—	$392,000
Chief Financial Officer	2020	$198,988	(6)	$—	$38,500	(7)	$472,980	(8)	—	—	—	$710,468

(1)

Bonus awards for executives are accrued ratably throughout the year and are subject to review and approval by the Compensation Committee of the Board of Directors subsequent to the year in which they are earned and accrued.

(2)

The amounts in this column represent the aggregate grant date fair value of RSU awards granted during the years ended December 31, 2021 and 2020, as applicable, computed in accordance with FASB ASC Topic 718. The grant date fair value for the RSUs is estimated using the closing price of our Common Stock on the date of grant.

(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal years ended December 31, 2021 and 2020, as applicable, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in the Notes to our audited financial statements for the years ended December 31, 2021 and 2020, as filed in our Annual Report on Form 10-K on March 31, 2022.

(4)

The shares subject to the RSU grant vest 25% annually over a four-year period commencing on the first anniversary from the date of grant subject to the officer’s continued service to us through each vesting date.

(5)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month beginning on the Vesting Commencement Date, subject to the officer’s continued service to us through each vesting date.

(6)

Prior to joining the Company in November 2020, Mr. Mackaness provided services to the Company as a service provider of FLG Partners. For his services relating to the Company, FLG Partners paid Mr. Mackaness $151,200. For the period from November 2020 until December 31, 2020, the Company paid Mr. Mackaness his regular salary totaling $47,788.

(7)	The shares subject to the RSU grant vested 100% on the date of grant.

(8)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares vest immediately on the vesting commencement date and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to the Company through each vesting date.

(9)

The shares subject to the stock option vest as follows: twelve and one-half percent (12.5%) of the shares vest upon the date following the acceptance by the US FDA of an NDA submission for DCCR, twelve and one-half percent (12.5%) of the shares vest upon the submission by the Company to the European Medicines Agency European of an MAA for DCCR, and one forty-eighth (1/48th) of the remaining shares vest each month after the vesting commencement date on the same day of the month as the vesting commencement date, subject to optionee continuing to be a service provider of the Company through each such date.

Employment Agreements

We have entered into employment agreements with our named executive officers. The agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, Anish Bhatnagar, Patricia Hirano, Kristen Hirano and James Mackaness were also required to execute our standard employment, confidential information, invention assignment and arbitration agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, Dr. Bhatnagar’s and Dr. Bhatnagar’s employment agreement was filed as an exhibit to the Registration Statement on Form S-1 filed with the SEC on March 29, 2019, and the amendments to Ms. Hirano and Mr. Mackaness’ employment agreements were filed with the 8-K on January 13, 2021.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $556,800 and he has an annual target bonus equal to 50% of his base salary.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•

If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•

If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) of the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•

If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one year following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Agreement with Patricia Hirano

We entered into an employment agreement with Ms. Hirano, dated January 1, 2019, as amended on January 8, 2021, pursuant to which Ms. Hirano serves as our Vice President, Regulatory Affairs. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Hirano’s current annual base salary is $326,000 and she has an annual target bonus equal to 30% of her base salary.

Potential payments and benefits upon termination or change of control

Ms. Hirano. Pursuant to Ms. Hirano’s employment agreement, if Ms. Hirano’s employment is terminated without “Cause” (as defined in Ms. Hirano’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Hirano’s employment agreement), and subject to Ms. Hirano signing and not revoking a separation agreement and release of claims, then Ms. Hirano will be entitled to the following severance payments and benefits:

•

If Ms. Hirano’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Hirano’s employment agreement) of the Company, Ms. Hirano will receive, in addition to Ms. Hirano’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Hirano elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending six (6) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Hirano’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) Ms. Hirano elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Hirano on the last day of each month for a period ending six (6) months after Ms. Hirano’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Hirano’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Hirano is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Hirano as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Agreement with Kristen Yen

We entered into an employment agreement with Ms. Yen, dated May 15, 2015, as amended on January 8, 2021, pursuant to which Ms. Yen serves as our Vice President, Clinical Operations. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Ms. Yen’s current annual base salary is $291,000 and she has an annual target bonus equal to 25% of her base salary.

Potential payments and benefits upon termination or change of control

Ms. Yen. Pursuant to Ms. Yen’s employment agreement, if Ms. Yen’s employment is terminated without “Cause” (as defined in Ms. Yen’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Ms. Yen’s employment agreement), and subject to Ms. Yen signing and not revoking a separation agreement and release of claims, then Ms. Yen will be entitled to the following severance payments and benefits:

•

If Ms. Yen’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Ms. Yen’s employment agreement) of the Company, Ms. Yen will receive, in addition to Ms. Yen’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Ms. Yen elects continuation coverage pursuant to the COBRA, then the Company will reimburse Ms. Yen on the last day of each month for a period ending six (6) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Ms. Yen’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) Ms. Yen elects continuation coverage pursuant to COBRA, then the Company will reimburse Ms. Yen on the last day of each month for a period ending twelve (12) months after Ms. Yen’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Ms. Yen’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Ms. Yen is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Ms. Yen as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Agreement with James Mackaness

We entered into an employment agreement with Mr. Mackaness, dated November 11, 2020, as amended on January 8, 2021, pursuant to which Mr. Mackaness serves as our Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Mackaness’s current annual base salary is $385,000 and he has an annual target bonus equal to 40% of his base salary.

Potential payments and benefits upon termination or change of control

Mr. Mackaness. Pursuant to Mr. Mackaness’s employment agreement, if Mr. Mackaness’s employment is terminated without “Cause” (as defined in Mr. Mackaness’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. Mackaness’s employment agreement), and subject to Mr. Mackaness signing and not revoking a separation agreement and release of claims, then Mr. Mackaness will be entitled to the following severance payments and benefits:

•

If Mr. Mackaness’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. Mackaness’s employment agreement) of the Company, Mr. Mackaness will receive, in addition to Mr. Mackaness’s salary payable through the date of termination of employment: (i) continuing payments of severance pay at a rate equal to Mr. Mackaness’s base salary rate for nine (9) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. Mackaness elects continuation coverage pursuant to the COBRA, then the Company will reimburse Mr. Mackaness on the last day of each month for a period ending nine (9) months after Mr. Mackaness’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Mackaness’s termination);

•

If such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Mackaness’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. Mackaness elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Mackaness on the last day of each month for a period ending twelve (12) months after Mr. Mackaness’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Mackaness’s termination); (iii) a payment equal to fifty percent (50%) of the annual target bonus opportunity for the year in which Mr. Mackaness is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. Mackaness as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

				Option Awards			Stock Awards
		Number of Securities					Number of		Market Value of
		Underlying			Option	Option	Restricted Stock		Restricted Stock Units
		Unexercised Options			Exercise	Expiration	Units That Have		That Have Not Vested
Name	Grant Date	Exercisable		Unexercisable	Price	Date	Not Vested
Anish Bhatnagar	11/12/2014	86,050	(1)	—	$35.70	11/12/2024	—		—
	1/11/2015	43,025	(1)	—	$9.00	1/11/2025	—		—
	5/15/2015	30,000	(1)	—	$23.30	5/15/2025	—		—
	1/10/2016	60,000	(1)	—	$8.05	1/10/2026	—		—
	6/8/2016	60,235	(1)	—	$6.00	6/8/2026	—		—
	4/19/2017	336,788	(1)	—	$2.95	4/19/2027	—		—
	2/7/2018	383,333	(2)	16,667	$1.60	2/7/2028	—		—
	1/24/2019	182,291	(2)	67,709	$1.67	1/24/2029	—		—
	5/18/2020	138,541	(2)	211,459	$3.41	5/18/2030	—		—
	1/23/2020	—		—	—	—	285,750	(5)	$117,157	(6)
	1/8/2021	360,937	(4)	1,739,063	$2.24	1/8/2031	—		—
Patricia Hirano	4/19/2017	4,000	(3)	—	$2.95	4/19/2027	—		—
	2/7/2018	86,250	(2)	3,750	$1.60	2/7/2028	—		—
	1/24/2019	48,125	(2)	17,875	$1.67	1/24/2029	—		—
	1/23/2020	13,854	(2)	21,146	$3.41	1/23/2030	87,375	(5)	$35,823	(6)
	1/23/2021	55,515	(4)	267,485	$2.24	1/23/2031	—		—
James Mackaness	11/16/2020	81,250	(3)	218,750	$2.05	11/16/2030	—		—
Kristen Yen	12/11/2014	10,478	(1)	—	$35.70	11/12/2024	—		—
	1/11/2015	2,000	(1)	—	$9.00	1/11/2025	—		—
	1/11/2015	2,619	(1)	—	$9.00	1/11/2025	—		—
	1/10/2016	10,000	(1)	—	$8.05	1/10/2026	—		—
	6/8/2016	7,334	(1)	—	$6.00	6/8/2026	—		—
	4/19/2017	26,128	(1)	—	$2.95	4/19/2027	—		—
	2/7/2018	71,875	(2)	3,125	$1.60	2/7/2028	—		—
	1/24/2019	43,750	(2)	16,250	$1.67	2/7/2028	—		—
	1/23/2020	—		—	—	—	41,625	(5)	$17,066	(6)
	5/18/2020	3,958	(2)	6,042	$3.41	5/18/2030	—		—
	1/8/2021	48,468	(4)	233,532	$2.24	1/8/2031	—		—

(1)	The options listed are fully vested and may be exercised in full.
(2)

The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each month beginning on the vesting commencement date, subject to the officer’s continued service to the Company through each vesting date.

(3)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares vest immediately on the vesting commencement date and thereafter 1/48th of the remaining shares vest each month, subject to the officer’s continued service to the Company through each vesting date.

(4)

The shares subject to the stock option vest as follows: twelve and one-half percent (12.5%) of the shares vest upon the date following the acceptance by the US FDA of an NDA submission for DCCR, twelve and one-half percent (12.5%) of the shares vest upon the submission by the Company to the European Medicines Agency European of an MAA for DCCR, and one forty-eighth (1/48th) of the remaining shares vest each month after the vesting commencement date on the same day of the month as the vesting commencement date, subject to optionee continuing to be a service provider of the Company through each such date.

(5)

Represents Time-Vesting RSUs awarded from the 2014 Plan, which will vest as to 25% of the shares of our common stock subject to the award on the one year anniversary as of the date of grant until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the named executive officers continuous employment with us.

(6)	The market value of RSUs awarded is based on the Company’s common stock price as at December 31, 2021.

COMPENSATION COMMITTEE REPORT

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Ernest Mario (Chair)

William G. Harris

Gwen Melincoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 1, 2022, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 120,088,816 shares of our Common Stock outstanding as of April 1, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or warrant for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is care of Soleno Therapeutics, Inc., 203 Redwood Shores Parkway, Suite 500, Redwood City, California, 94065.

	Shares Beneficially
	Owned
	Number of
Name of Beneficial Owner	Shares	%
5% Stockholders
Entities Associated with Jack W. Schuler (1)	25,771,202	21.4%
Entities Associated with Abingworth Bioventures VII LP (2)	18,368,373	15.2%
Entities Associated with Nantahala Capital Management, LLC (3)	29,295,387	24.4%
Entities Associated with AIGH Capital Management, LLC (4)	13,200,000	11.4%
Named Executive Officers and Directors:
Andrew Sinclair (2)	18,368,373	15.2%
Ernest Mario (5)	4,640,034	3.86%
Anish Bhatnagar (6)	2,465,491	2.05%
Kristen Yen (7)	334,717	*
Patricia Hirano (8)	415,520	*
William G. Harris (9)	229,180	*
Gwen Melincoff (10)	87,303	*
Birgitte Volck (11)	169,791	*
James Mackaness (12)	236,045	*
All current directors and executive officers as a group (9 Persons) (13)	34,633,116	28.8%

*	Represents beneficial ownership of less than one percent (1%).
(1)

Based solely on information provided in Amendment No. 4 to Schedule 13D/A, filed with the SEC on April 5, 2022 by Jack W. Schuler Living Trust (Schuler Trust) and Schuler Education Foundation (Schuler Foundation) (Schuler Trust, together with Schuler Foundation, the Schuler Reporting Persons). The Schuler Reporting Persons reported that Schuler Trust beneficially owns and has shared dispositive power with respect to 9,859,398 shares of our common stock and Schuler Foundation beneficially owns and has shared dispositive power with respect to 11,911,804 shares of our common stock. Jack W. Schuler serves as sole trustee to the Schuler Trust, and as President of the Schuler Foundation, and may be deemed to beneficially own the shares held by each of the Schuler Trust and Schuler Foundation.

Such beneficial ownership includes warrants held by Schuler Trust, which are exercisable for 151,550 shares of our common stock, and warrants held by Schuler Foundation, which are exercisable for 4,000,000 shares of our common stock.

The principal business address for entities associated with Jack W. Schuler is 100 N. Field Drive, Suite 360, Lake Forest, IL 60045.

(2)

Based solely on information provided in Amendment No. 2 to Schedule 13D/A, filed with the SEC on March 29, 2022 by Abingworth LLP (Abingworth) and Abingworth Bioventures VII, LP (Abingworth Bioventures) (Abingworth, together with Abingworth Bioventures, the Abingworth Reporting Persons). The Abingworth Reporting Persons reported that Abingworth Bioventures beneficially owns and has shared dispositive power with respect to 18,368,373 shares of our common stock, of which (i) 18,022,602 shares of our common stock are held by Abingworth Bioventures, (ii) 233,463 shares of common stock are issuable upon exercise of a warrant held by Abingworth Bioventures, which amount excludes 7,720,000 warrants to purchase common stock due to beneficial ownership limitations on exercise, and (iii) 112,308 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022. Under an agreement between Dr. Sinclair and Abingworth, Dr. Sinclair is deemed to hold the option and any common stock issuable upon exercise of the option for the benefit of Abingworth Bioventures. Dr. Sinclair is a Partner and Portfolio Manager of Abingworth and has shared voting power over the shares of common stock beneficially owned by Abingworth. The principal address for Abingworth is Princes House, 38 Jermyn Street, London, England, SQ1Y 6DN.

(3)

Based solely on information provided in Amendment No. 3 to Schedule 13G, filed with the SEC on February 14, 2022 by Nantahala Capital Management, LLC (Nantahala Capital), Wilmot B. Harkey and Daniel Mack (Nantahala Capital, together with Mr. Harkey and Mr. Mack, the Nantahala Reporting Persons). The Nantahala Reporting Persons reported that Nantahala Capital beneficially owns and has shared dispositive power with respect to 9,765,129 shares of our common stock, Mr. Harkey beneficially owns and has shared dispositive power with respect to 9,765,129 shares of our common stock and Mr. Mack beneficially owns and has shared dispositive power with respect to 9,765,129 shares of our common stock. The principal business address for Nantahala Capital is 130 Main St, 2nd Floor, New Canaan, CT 06840.

(4)

Based solely on information provided in Schedule 13G, filed with the SEC on April 5, 2022 by Orin Hirschman, individually and as managing member of AIGH Capital Management LLC and president of AIGH Investment Partners LLC, together, the AIGH Reporting Persons). The AIGH Reporting Persons reported that AIGH Capital Management, LLC beneficially owns and has shared dispositive power with respect to 6,800,000 shares of our common stock, which amount excludes 6,800,000 warrants to purchase common stock due to beneficial ownership limitations on exercise, and Orin Hirschman beneficially owns and has shared dispositive power with respect to 6,800,000 shares of our common stock, which amount excludes 6,800,000 warrants to purchase common stock due to beneficial ownership limitations on exercise. The principal business address for AIGH Investment Partners, L.P., AIGH Investment Partners LLC, and Mr. Hirschman is 6006 Berkeley Avenue, Baltimore MD 21209.

(5)

Represents 4,640,034 shares of common stock held by Dr. Mario, consisting of (i) 2,363,135 shares of outstanding common stock, (ii) 105,616 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022, (iii) 1,860,000 shares of common stock issuable upon the exercise of warrants to purchase our common stock; and (iv) 311,283 outstanding shares of common stock held by Martha Mario Nonelective Trust.

(6)

Represents 2,465,491 shares of common stock held by Dr. Bhatnagar, consisting of (i) 430,227 outstanding shares of Common Stock, (ii) 60,000 shares of common stock issuable upon the exercise of warrants to purchase our common stock and (iii) 1,975,264 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(7)

Represents 334,717 shares of common stock held by Ms. Yen, consisting of (i) 66,492 outstanding shares of common stock and (ii) 268,225 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(8)

Represents 415,520 shares of common stock held by Ms. Hirano, consisting of (i) 139,104 outstanding shares of common stock, (ii) 20,000 shares of common stock issuable upon the exercise of warrants to purchase our common stock and (iii) 256,416 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(9)

Represents 229,180 shares of common stock held by Mr. Harris, consisting of (i) 133,518 outstanding shares of common stock and (ii) 95,662 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(10)

Represents 87,303 shares of common stock held by Ms. Melincoff, consisting of (i) 10,000 outstanding shares of common stock and (ii) 77,303 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(11)

Represents 169,791 shares of common stock held by Dr. Volck, consisting of (i) 105,678 outstanding shares of common stock and (ii) 64,113 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(12)

Represents 236,045 consisting of (i) 67,295 shares of common stock held by Mr. Mackaness, (ii) 40,000 outstanding warrants to purchase shares of our common stock and (iii) 128,750 shares of common stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2022.

(13)

Represents (i) 31,582,797 shares of common stock beneficially owned by our current executive officers and directors and (ii) 3,050,319 shares of common stock are attributable to options and warrants currently exercisable or exercisable within 60 days of April 1, 2022.

EQUITY COMPENSATION PLAN INFORMATION

Number of
securities
remaining
	Number of		available for
	securities to be		future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation
	outstanding stock	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,561,299	$2.88	2,651,105

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons is a party and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Equity Awards to Executive Officers and Directors

We have granted, and we anticipate we will in the future grant, stock options and other equity awards to our named executive officers, other executive officers and certain of our directors. See the sections entitled “Board of Directors and Corporate Governance — Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers related to their hiring or separation. See the section titled “Executive Compensation — Employment Agreements.”

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for the Company to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received and written representations of our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended December 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of the following reports.

Transaction
Name	Date	Filing Date
Mackaness James H	6/28/2021	9/14/2021
Sinclair Andrew	6/1/2021	6/4/2021
Volck Birgitte	6/1/2021	6/4/2021
Harris William G	6/1/2021	6/4/2021
Melincoff Gwen A	6/1/2021	6/4/2021
Schuler Jack W	2/10/2022	4/4/2022
	9/23/2021	4/4/2022
	9/22/2021	4/4/2022
	8/17/2021	4/4/2022
	7/27/2021	4/4/2022
	5/18/2021	8/3/2021
	5/5/2021	8/3/2021
	4/30/2021	8/3/2021
	4/28/2021	8/3/2021
	4/9/2021	8/3/2021
	4/8/2021	8/3/2021
	3/5/2021	8/3/2021
	3/4/2021	8/3/2021
	2/25/2021	8/3/2021
	2/22/2021	8/3/2021
	2/18/2021	8/3/2021
	2/3/2021	8/3/2021
	1/27/2021	8/3/2021
	1/26/2021	8/3/2021
	1/25/2021	8/3/2021
	1/22/2021	8/3/2021
	1/21/2021	8/3/2021
	1/20/2021	8/3/2021
	1/19/2021	8/3/2021
	1/15/2021	8/3/2021
	1/4/2021	8/3/2021
	12/31/2020	8/3/2021
	12/30/2020	8/3/2021
	12/8/2020	8/3/2021
	12/7/2020	8/3/2021

Available Information

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at www.soleno.life and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.soleno.life. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*        *        *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of Common Stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California

April 21, 2022

SOLENO THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLENO THERAPEUTICS, INC. The undersigned hereby appoints Ernest Mario and James Mackaness, or either of them as proxies and attorneys-in-fact of the undersigned, with the power of substitution, and hereby authorizes them to represent and vote all shares of common stock of Soleno Therapeutics, Inc. (the “Company”) standing in the name of the undersigned on April 12, 2022, with all powers which the undersigned would possess if present at the 2022 Annual Meeting of Stockholders of the Company to be held on June 1, 2022 or at any adjournment or postponement thereof. Receipt of the Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement and the 2021 Annual Report is hereby acknowledged. Virtual Meeting will be at 8:00 a.m. PDT on Wednesday, June 01, 2022. The Virtual link for the meeting is https://us06web.zoom.us/j/82663348033?pwd=Y0J0R3Qzd2FBMHVPK0FST09aRU4xZz09 Meeting ID: 826 6334 8033 Passcode: 347377 (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF SOLENO THERAPEUTICS, INC. June 1, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21758/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230304030000001000 9 060122 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 5, AND FOR EVERY “3 YEARS” IN PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x To elect two Class III directors to serve until the 2025 Annual Meeting of stockholders or until their respective successors are duly elected and qualified; O Anish Bhatnagar O William G. Harris 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve, on an advisory basis, executive compensation. 4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation. 5. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of all outstanding shares of Soleno’s common stock at a ratio of one-for-fifteen (1:15), to be effected at the sole discretion of Soleno’s Board of Directors. 6. Transact any other business as may properly come before the meeting or any postponement or adjournment thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING Signature of Stockholder Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date: